EXHIBIT 10.1

AMENDMENT No. 5 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 5 to the Executive Employment Agreement (“Amendment No. 5”) is entered into as of January 29, 2016 and shall be effective as of March 16, 2016 (the “Effective Date”) by and between PetMed Express, Inc. (“PetMed” or the “Company”) and Menderes Akdag (the “Executive”).

WHEREAS, PetMed and the Executive entered into an Executive Employment Agreement dated March 16, 2001 (“Executive Employment Agreement”), which was subsequently amended by Amendment No. 1 to Executive Employment Agreement on March 16, 2004, by Amendment No. 2 to the Executive Employment Agreement on February 27, 2007 with an effective date of March 16, 2007, and by Amendment No. 3 to the Executive Employment Agreement on February 8, 2010 with an effective date of March 16, 2010, and by Amendment No. 4 to the Executive Employment Agreement on January 25, 2013 with an effective date of March 16, 2013 (collectively with the Executive Employment Agreement shall be referred to as the “Agreement”), which Agreement is due to expire on March 16, 2016, and PetMed and the Executive wish to further amend the Agreement.

 NOW, THEREFORE, it is hereby agreed as follows:

So much of Section 4 of the Agreement, which reads “The Term of employment hereunder will commence on the Effective Date as set forth above and on the third anniversary of the Effective Date…” is hereby revised to read “The Term of employment hereunder will commence on March 16, 2016 and will end on March 16, 2019...”

Sections 5(a) and 5(b) of the Agreement shall be deleted and replaced with the following:

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a.

Salary.  The Executive shall be paid a base salary, payable in accordance with the Company’s policies from time to time for senior executives at an annual rate of Six Hundred Thousand Dollars ($600,000.00).

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b.

Grant of Stock.  In accordance with the terms of the PetMed Express, Inc., 2006 Employee Equity Compensation Restricted Stock Plan, attached hereto and incorporated herein by such reference, and subject to the further terms, conditions and restrictions contained in a separate agreement, titled “Restricted Stock Agreement Pursuant To PetMed Express, Inc. 2006 Restricted Stock Plan,” to be entered into by and between the Company and the Executive on March 16, 2016, incorporated herein by reference upon its execution, the Executive is hereby granted 120,000 shares of the Company's common stock, par value $.001 per share (“Restricted Stock”).  The Company will pay 25% withholding tax on the Restricted Stock based on the market value of the Restricted Stock upon the lapse of each restriction period.

Except as expressly provided in this Amendment No. 5, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 5 as of the date set forth in the first paragraph above.

PetMed Express, Inc.

Witness	/s/ Ellen Schlafer	By:	/s/ Rober C. Schweitzer
Robert C. Schweitzer
Chairman of the Board

Witness	/s/ Alison Berges	Executive

/s/ Menderes Akdag
Menderes Akdag